Exhibit 99.1

United States Oil and Gas Corp Highlights Growth Plan for 2011

AUSTIN, TX, March 7, 2011 -- United States Oil and Gas Corp, listed on the OTCQB (OTCQB: USOG), is pleased to update its shareholders about its recent accomplishment and growth plans for the near term. Chairman and CEO Alex Tawse commented, “I am extremely proud of our accomplishments to date, especially in light of the difficult economic environment in which we have operated. We have assembled a strong management and supportive investor group, and I look forward to bringing the Company to the next stage of growth and being part of USOG’s success for many years to come.”

During 2010, the Company accomplished two significant objectives. The first was the completion of its Registration Statement with the SEC on Form 10 and subsequent quoting on the OTCQB which is for fully reporting companies. Regularly filed quarterly financial reports and audits have enhanced communication with shareholders through added transparency. In the near future, the Company plans to move to a more senior national exchange like the NYSE for even greater recognition and capital raising opportunities.

Second was the renegotiation of debt owed for the acquisition of Turnbull Oil. This extended the maturity of the promissory note by an additional two years. The new term reflects our excellent working relationship with Mr. Turnbull and provides added flexibility to eliminate our capital obligations over time. We have in place a manageable schedule of financing that allows the Company to accomplish its objectives without undue time constraints.

Other highlights include:

•	First full year of United Oil as a wholly owned subsidiary, as the acquisition became effective on January 1, 2010;

•	United States Patent Office approval of our eco-friendly fiber optic motion sensor technology for exploration and drilling in rugged environments to be possibly developed or licensed; and

•	An important contract for the supply of fuels to a private highway contractor. This may provide a foothold for future projects in what should be a trend in growing infrastructure spending.

Milestone Targets for 2011:

•	Consolidation on a tax basis of both of our subsidiaries in order to increase the bottom line;

•	Realization of internal growth opportunities and continued reduction in overhead expenses;

•	Identification of third acquisition target; and

•	Further significant reduction of debt.

Details of the Company's earnings and performance for 2010 will be provided within the Company's 10-K in the coming weeks. The Company is looking forward to building on its success and continuing to deliver value to its shareholders in 2011.

About USOG

United States Oil and Gas Corp (OTCQB: USOG) is an oil and gas products, services and technology company headquartered in Austin, Texas. Through our subsidiaries, we market and distribute refined oil and gas (diesel, gasoline, propane, high octane racing fuels and lubricants) to wholesale and retail customers in the United States. We own all of the plant storage, transportation and maintenance equipment used at our locations in Plainville, Utica, and Palco, Kansas. We own and operate a gas station and convenience store in Belcourt, and hold approximately six acres of developable land in Bottineau, North Dakota. We are focused on acquiring and growing domestic mid size family-run oil and gas services businesses with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place.

The Company has tried to identify any forward-looking statements contained in this press release using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements. Refer to “Item 1A – Risk Factors” in our registration on Form 10 filed with the Securities and Exchange Commission for a discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Contact:
James Crimi
Investor Relations
+1-512-464-1226
investor.relations@usaoilandgas.com